                                                                   EXHIBIT 10.29

                       FIRST AMENDMENT TO LEASE AGREEMENT


         This FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment") is made this 25th day of June, 2004, by and between VAN DYKE OFFICE LLC, a Michigan limited liability company (the "Landlord"), whose address is 30078 Schoenherr Road, Suite 300, Warren, Michigan 48088; and ASSET ACCEPTANCE, LLC, a Delaware limited liability company (the "Tenant"), whose address is 6985 Miller Road, Warren, Michigan 48092.

                                    RECITALS:

         This First Amendment is based on the following recitals:

         A. Landlord and Tenant have entered into that certain Lease Agreement dated October 31, 2003 as may be amended from time to time ("Lease"), pursuant to which Landlord has agreed to construct a 200,000 square foot office building ("Asset Acceptance Building") and parking deck ("Asset Acceptance Parking Deck") to be located on the Leased Premises.

         B. Under the terms of the Lease, Landlord is to construct the Asset Acceptance Building pursuant to certain Plans, Specifications and Allowance, also known as Landlord's Work, all as more particularly set forth in the Lease.

         C. Landlord has requested Tenant's consent to the construction of a second building consisting of approximately 75,000 to 100,000 square feet ("Second Phase Building") and a second parking deck ("Second Phase Parking Deck") with the Second Phase Building (collectively, the "Second Phase Building and Second Phase Parking Deck" are sometimes collectively referred to as "Second Phase Development"), all to be located on the Leased Premises.

         D. In constructing the Second Phase Development, the configuration and size of the Leased Premises will change, particularly with respect to the common areas and the Asset Acceptance Parking Deck being built as part of Landlord's Work under the Lease.

         E. In exchange for Tenant's consent to the Second Phase Development, the parties are amending the Lease.

         F. The parties desire to set forth their agreements in writing as provided below.

         NOW, THEREFORE, the parties agree as follows:

         1. The defined terms in the Lease shall have the same meanings in this First Amendment.

         2. In consideration of the covenants of Landlord set forth in this First Amendment, Tenant hereby consents to the construction of the Second Phase Development subject to the terms of this First Amendment.

         3. (a) Subject to the terms of Paragraph 5 hereof, the Site Plan attached as Exhibit B to the Lease is hereby amended, restated and replaced with the Site Plan attached hereto as EXHIBIT A ("Revised Site Plan") which is a preliminary site plan. Upon the Commencement of Construction (as defined below) on part, but not all of the Second Phase Building or Second Phase Parking Deck, Landlord shall convert the original Leased Premises into either a three (3) or a four (4) unit condominium, consisting of the Asset Acceptance Building, Asset Acceptance Parking Deck, Second Phase Building and Second Phase Parking Deck, as applicable, together with appropriate general and limited common elements. Upon Commencement of Construction on part, but not all of the Second Phase Development, Landlord shall be obligated to record a Condominium Plan (as defined below) approved by Tenant and Landlord shall have a continuing obligation to amend the Condominium Plan once Commencement of Construction of the remaining part of the Second Phase Development shall occur. For purposes of this First Amendment, the term "Commencement of Construction" shall mean the installation of any foundations as to any part of the Second Phase Development.

            (b) Until the first to occur of Commencement of Construction or the recording of the condominium plan approved by Tenant ("Condominium Plan"), which approval shall not be unreasonably withheld ("Leased Premises Adjustment Date"), the Leased Premises and, particularly, the "common areas" as defined in Section
2.04 of the Lease, shall consist of every part of the original Leased Premises. From and after the Leased Premises Adjustment Date, the Leased Premises shall be deemed to consist of (i) the units comprising the Asset Acceptance Building and the Asset Acceptance Parking Deck under the Condominium Plan as amended from time-to-time, (ii) any land which is not part of the Second Phase Development because Commencement of Construction has not begun (for example, if the Second Phase Parking Deck is constructed prior to Second Phase Building, the Leased Premises will include any land intended to be part of the Second Phase Building until Commencement of Construction of the Second Phase Building) and (iii) rights to use the limited and general common elements (the limited common elements would constitute the exclusive "common areas" as defined in Section
2.04 of the Lease). General common element maintenance expenses shall be shared in an equitable manner between Tenant and the occupiers and users of the Second Phase Development. The Condominium Plan shall include common and reciprocal easements to use all utility lines, roadways, curb cuts, walkways, driveways, parking areas and infrastructure improvements which are located on the Leased Premises and Second Phase Development, except that the occupiers or users of the Second Phase Development shall have no right to use the Asset Acceptance Parking Deck, and Tenant shall have no right to use the Second Phase Parking Deck.

         4. Notwithstanding anything to the contrary in Section 2.05 of the Lease, except for its equitable share of general common element maintenance expenses to be set forth in the Condominium Plan, Tenant shall not be charged or assessed for any repair, maintenance, and construction costs and/or Operating Expenses related to the Second Phase Development. Landlord shall employ such procedures and accounting principles as reasonably requested by Tenant to ensure that Tenant is not charged or assessed for any repairs, maintenance and construction costs and/or Operating Expenses related to the Second Phase Development.

         5. Before Landlord obtains site plan approval for the Second Phase Development, Landlord shall present all site plans, construction drawings, easements, agreements, plans and specifications regarding the Second Phase Development to Tenant for its approval, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord agrees that building materials, design and aesthetics of the Second Phase Development will be consistent and harmonious as to the Asset Acceptance Building and Asset Acceptance Parking Deck. After Landlord so obtains final site plan approval, such approved site plan ("Approved Site Plan") shall be deemed to have replaced the Revised Site Plan attached hereto as EXHIBIT A without any further action. It is expressly acknowledged and agreed by Landlord that, except as set forth herein, Landlord will make no further changes, alterations or modifications to (a) the approved Condominium Plan, or (b) the Leased Premises and the Second Phase Development as shown on the Approved Site Plan, without the prior written consent of Tenant which Tenant may withhold in its sole discretion; provided, however, Landlord may make changes, alterations or modifications to the Leased Premises which are not in excess of Twenty-Five Thousand ($25,000) Dollars, and to the Second Phase Development which are not in excess of Seventy-Five Thousand ($75,000) Dollars, without Tenant's written consent so long as Landlord is not in default under the Lease.

         6. The Landlord's Work set forth in Exhibit D to the Lease is hereby amended and modified to provide that Landlord will upgrade the ceiling tiles, interior doors and door jambs pursuant to materials and specifications acceptable to Tenant at Landlord's sole cost as described in EXHIBIT B attached hereto (collectively, "Tenant Upgrades"). The additional cost of such Tenant Upgrades shall not be part of the Allowance under the Lease. In addition, Landlord hereby grants to Tenant the right to audit the calculation of costs for Landlord Work below the ceiling grade if Tenant is charged for an amount in excess of the Allowance, exclusive of the costs of the Tenant Upgrades.

         7. In addition, Landlord shall contribute Three Hundred Thousand Dollars ($300,000) towards installation of a generator pursuant to specifications acceptable to Tenant as part of Landlord's Work. This contribution shall not be made until such time as Commencement of Construction begins on the Second Phase Building. Such payment shall be made upon Landlord's receipt of payment under the first construction draw request as to the Second Phase Building but not later than ninety (90) days from Commencement of Construction. This payment will be reduced by ten percent (10%) of such amount annually for the yearly period of time commencing upon the Commencement Date of the Lease and ending upon the Commencement of Construction for the Second Phase Building. Such adjustment shall not be made for partial years. Notwithstanding anything to the contrary, the minimum amount that Tenant will contribute towards the generator is One Hundred Eighty Thousand Dollars ($180,000). This amount shall be due regardless of whether or not there is no Commencement of Construction as to the Second Phase Development, and such amount shall be paid within forty-eight (48) months from the Commencement Date of the Lease. If Landlord shall fail to contribute any amounts due as to the generator, Tenant shall have the right to offset such amounts from any rent or other amounts owed under the Lease after giving Landlord notice and a thirty (30) day period within which to make such contribution. In addition, the contribution of this amount is also guaranteed by

Lorenzo John Cavaliere, L.L.C., a Michigan limited liability company, ("Landlord Guarantor") pursuant to that certain Guaranty dated October 30, 2003 ("Landlord Guaranty").

         8. Landlord agrees that it will construct a park ("Park") in an area where the Second Phase Building will be located. Attached hereto as EXHIBIT C is a preliminary drawing showing the Park. The Park shall be for the sole use of the Tenant Group (as defined below). Landlord agrees to employ all commercially reasonable procedures that are necessary to ensure the exclusive use of the Park by the Tenant Group at the sole cost of Landlord. Upon Commencement of Construction of the Second Phase Building, the Leased Premises shall no longer contain the footprint of such Second Phase Building and Landlord shall have the right to remove the Park.

         9. Landlord agrees to upgrade the Asset Acceptance Parking Deck to a brick finish consistent and harmonious with the finish of the Asset Acceptance Building. Prior to Landlord installing such brick finish, Landlord shall submit preliminary drawings to Tenant for its review and approval which approval shall not be unreasonably withheld, delayed or conditioned. The Asset Acceptance Parking Deck will be used solely by Tenant, its employees, agents, guests, invitees, successors and assigns, (collectively, "Tenant Group"). Landlord shall use security arrangements reasonably acceptable to Tenant as to the Asset Acceptance Parking Deck and Second Phase Parking Deck. Landlord shall, at its cost and expense, employ such commercially reasonable procedures, rules and regulations that are necessary to ensure that the Asset Acceptance Parking Deck is used solely by the Tenant Group.

         10. Notwithstanding anything to the contrary contained in Article II of the Lease and Exhibit E of the Lease which is the Rent Schedule, Tenant's base rental rate in the Rent Schedule will be the lesser of the applicable base rent in the Rent Schedule and the lowest base rental rate (after taking into account any below market rent abatements or concessions) being paid by any tenant in the Second Phase Development. Upon reasonable request, Landlord shall provide certified rent rolls showing the base rental rates in the Second Phase Development. The base rental rate in the Rent Schedule under the Lease will be adjusted on the first day of the first full calendar month following any lease of space to a tenant (other than Tenant and/or any person or entity affiliated with Tenant) in the Second Phase Development ("Second Phase Lease") at a base rental rate lower than Tenant's base rental rate under Schedule E of the Lease. This adjustment shall be effective for the entire term of the Lease. For example, if Tenant is paying $15 per square foot as base rent under the Lease and a tenant is leased space pursuant to a written lease or otherwise in the Second Phase Development at $10 per square foot, regardless of the other terms of that tenancy in the Second Phase Development, the base rental rate for the Leased Premises and the Rent Schedule under the Lease shall become $10 per square foot, commencing on the rent commencement date of such Second Phase Lease. Landlord and Tenant will execute the amendments to the Lease, setting forth the new base rent under the Rent Schedule. The provisions of this Section 10 shall automatically expire and be of no further force or effect upon the earlier of (a) the sale or transfer of Landlord's interest in the Second Phase Development so long as such sale or transfer is to

Tenant or an independent third party purchaser, subject to any reduction in Tenant's base rental rate as provided in this Paragraph 10, and (b) the date which is five (5) years from the Commencement of Construction of the Second Phase Building.

         11. Section 1.04 of the Lease is amended to provide that the Right of First Refusal shall extend to the Second Phase Development. As such, Landlord must also notify Tenant and give Tenant the right to match any bona fide third party offer received by Landlord to sell any part of the Second Phase Development. This Right of First Refusal shall exist separate and independent from the Right of First Refusal as to the Building and the Leased Premises as modified by this First Amendment. Tenant shall also have the right to record an appropriate affidavit or other evidence of this Right of First Refusal as to the Leased Premises and/or Second Phase Development.

         12. In addition to the Right of First Refusal set forth in Section 1.04 of the Lease, as amended by Section 11 above, Tenant shall have the right of first refusal as to any proposed lease or tenancy as to the Second Phase Development. Tenant shall have fifteen (15) days from the presentment of any bona fide written offer to lease received by Landlord to accept such offer to lease such space in the Second Phase Building on the same terms and conditions of the proposed offer. If Tenant does not exercise such right of first refusal to lease, such right shall expire as to the space under such offer to lease. Such right of first refusal shall not extend to any proposed lease or tenancy to Landlord or its affiliates for any space which is less than twenty-five thousand twenty (25,020) square feet.

         13. Section 22.05 of the Lease is amended to provide that Landlord shall send any notice to Tenant directly to the attention of Thomas Good, General Counsel.

         14. Notwithstanding anything to the contrary in Section 22.12 of the Lease, Landlord's obligations as to parking spaces are seven (7) parking spaces for each 1,000 square feet of Built Out Square Footage up to a total of 1,400 parking spaces. Accordingly, unless and until the Vanilla Box Square Footage is built out, Landlord shall be obligated to provide 1,050 parking spaces.

         15. Tenant hereby waives its termination rights set forth in Sections
1.02 and 1.05 of the Lease. In addition, Tenant acknowledges receipt of Landlord Documentation and that it has no Objections thereto.

         16. (a) Section 4.01 of the Lease is hereby amended as follows:
"Landlord must obtain a temporary certificate of occupancy ("Temporary C of O") for its build out of the Built Out Square Footage on or before October 1, 2004 ("Delivery Date"). If Landlord does not obtain such Temporary C of O on or before the Delivery Date, then Landlord will be responsible for Tenant's actual rent holdover costs charged under Tenant's current leases at 6985, 7027 and 7177 Miller Road until Landlord obtains the Temporary C of O, but only to the extent that such holdover costs (a) exceed the amount of monthly base rent paid by Tenant under such leases in August 2004, and (b) do not exceed 50% of such monthly base rent ("Tenant's Holdover Costs"). If Landlord does not obtain the

Temporary C of O on or before November 3, 2004, in addition to Tenant's Holdover Costs, Tenant shall receive two (2) days of rent abatement for each day after October 1, 2004 that Landlord has not obtained the Temporary C of O."

            (b) In consideration of the foregoing provision, Landlord acknowledges and agrees that there are no delays as of the date hereof, resulting in an Excused Delay which would extend the Delivery Date, and Landlord hereby releases, waives and disclaims the right to make any such claim for an Excused Delay as it relates to the Delivery Date. In addition, Landlord agrees that there is no Excused Delay as to the steel requirements with respect to the Asset Acceptance Building.

         17. Landlord agrees to pay all costs and expenses, including, without limitation, the attorney fees of Tenant in negotiating and finalizing this First Amendment. Such reimbursement by Landlord will occur upon the execution of this First Amendment by Tenant.

         18. Landlord Guarantor hereby joins in this First Amendment to acknowledge and agree that the terms of this First Amendment are also guaranteed in full under the Landlord Guaranty and that this First Amendment does not amend, modify or alter the Landlord Guarantor's obligation under the Landlord Guaranty. If Tenant shall make a demand under the Landlord Guaranty, the Landlord Guarantor shall be responsible for all of Landlord's obligations under this First Amendment and the Lease.

         19. Asset Acceptance Holdings LLC ("Tenant Guarantor") hereby joins in this First Amendment to acknowledge and agree that the terms of this First Amendment are also guaranteed in full under that certain Guaranty dated October 31, 2003 ("Tenant Guaranty"), and that this First Amendment does not amend, modify or alter the Tenant Guarantor's obligation under the Tenant Guaranty. If Landlord shall make a demand under the Tenant Guaranty, the Tenant Guarantor shall be responsible for all of Tenant's obligations under this First Amendment and the Lease.

         20. Except as amended hereby, the Lease, Landlord's Guaranty, and Tenant's Guaranty are restated and republished in their entirety and remain in full force and effect. To the extent that there are any conflicts or inconsistencies between the provisions contained in this First Amendment and the provisions contained in the Lease, the provisions of this First Amendment shall be deemed to be superseding and controlling.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this First Amendment the date and year first above written.

                                   VAN DYKE OFFICE LLC,
                                   a Michigan limited liability company


                                   By:      /s/ Lorenzo J. Cavaliere
                                            ------------------------------------
                                            Lorenzo J. Cavaliere
                                   Its:     Manager
                                                                      "Landlord"


                                   ASSET ACCEPTANCE, LLC,
                                   a Delaware limited liability company


                                   By:      /s/ Nathaniel F. Bradley IV
                                            ------------------------------------
                                            Nathaniel F. Bradley IV
                                   Its:     President
                                                                        "Tenant"


                                   LORENZO JOHN CAVALIERE, LLC,
                                   a Michigan limited liability company


                                   By:      /s/ Lorenzo J. Cavaliere
                                            ------------------------------------
                                            Lorenzo J. Cavaliere
                                   Its:     Manager
                                                            "Landlord Guarantor"


                                   ASSET ACCEPTANCE HOLDINGS, LLC,
                                   a Delaware limited liability company


                                   By:      /s/ Nathaniel F. Bradley IV
                                            ------------------------------------
                                            Nathaniel F. Bradley IV
                                   Its:     President
                                                              "Tenant Guarantor"
Exhibits:
A  --    Revised Site Plan
B  --    Tenant Upgrades
C  --    Preliminary Site Plan of Park

                                    EXHIBIT A

                                Revised Site Plan

                                    EXHIBIT B

                                 Tenant Upgrades

The materials and specifications for the upgraded ceiling tiles, interior doors and door jambs are as follows:

Ceiling grid panels

Armstrong Second Look II Cortega Tegular edge panel, in lieu of square edge
Radar.

Doors and frames

Prefinished Oak veneer doors and prefinished aluminum frames, in lieu of solid core legacy doors with prefinished Timely knock down frames

                                    EXHIBIT C

                          Preliminary Site Plan of Park

                       SECOND AMENDMENT TO LEASE AGREEMENT

         This SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") is made this 1st day of October, 2004, by and between VAN DYKE OFFICE LLC, a Michigan limited liability company (the "Landlord"), whose address is 30078 Schoenherr Road, Suite 300, Warren, Michigan 48088; and ASSET ACCEPTANCE, LLC, a Delaware limited liability company (the "Tenant"), whose address is 6985 Miller Road, Warren, Michigan 48092.

                                    RECITALS:

         This First Amendment is based on the following recitals:

         A. Landlord and Tenant have entered into that certain Lease Agreement dated October 31, 2003 which was amended pursuant to a First Amendment to Lease Agreement ("First Amendment") dated as of June 25, 2004 (as amended, the "Lease"), pursuant to which Landlord has agreed to construct a 200,000 square foot office building ("Asset Acceptance Building") and parking deck ("Asset Acceptance Parking Deck") to be located on the Leased Premises.

         B. Under the terms of the Lease, Landlord is to construct the Asset Acceptance Building pursuant to certain Plans, Specifications and Allowance, also known as Landlord's Work, all as more particularly set forth in the Lease.

         C. The parties wish to modify certain provisions of the Lease in order to more accurately reflect their understanding of the schedule of the Construction.

         D. The parties desire to set forth their agreements in writing as provided below.

         NOW, THEREFORE, the parties agree as follows:

         1. The defined terms in the Lease shall have the same meanings in this Second Amendment.

         2. The first sentence of Section 1.02 of the Lease is amended to read in its entirety as follows:

         "The term of this Lease shall be for a period of ten years plus any option period as provided below (the "Term") commencing upon the later of (i) the issuance of a temporary certificate of occupancy by the City of Warren or (ii) December 1, 2004 (the "Commencement Date"), provided, however, if the Commencement Date shall be other than on the first of the month, the term shall be adjusted to the first of the following month and the term of the Lease thereby extended for such fraction of such month."

         3. The first paragraph of Section 2.01 of the Lease is amended to read in its entirety as follows:

         "For the month of November, 2004, Tenant shall pay rent to Landlord in the amount of Seventy Four Thousand Four Hundred Seventy Nine and 17/100 ($74,479.17) Dollars. For the first year of the Term from and after the Commencement date, Tenant shall only pay rent on One Hundred Fifty Thousand (150,000) square feet. From month thirteen through the end of the Term, Tenant shall pay rent on the entire Two Hundred Thousand (200,000) square feet as set forth on the Rent Schedule. Asa result the total rent payable during the term of this Lease shall be payable as indicated on the attached Rent Schedule as more particularly described on Exhibit E attached hereto ("Rent Schedule").

         4. Section 2.01 of the Lease is amended to add the following paragraph at the conclusion:


         "No later than October 26, 2004, Landlord shall supply Tenant with wire transfer instructions for the payment of Rent."

         5. Section 2.02 of the Lease is amended to add the following sentence at the conclusion:

         "For the month of November, 2004, Tenant shall pay 50% of the Operating Expenses as defined in Section 2.05 of the Lease."

         6. Section 8.01 of the Lease is amended to provide that, in addition to carrying insurance during the Term, Tenant shall be required to carry the requisite insurance between October 18, 2004 and the Commencement Date.

         7. Section 16 (a) of the First Amendment (which amended Section 4.01 of the original Lease) is amended to read in its entirety as follows:

         "Landlord must obtain a temporary certificate of occupancy ("Temporary C of O") for its build out of the Built Out Square Footage on or before November 1, 2004 ("Delivery Date"). If Landlord does not obtain such Temporary C of O on or before the Delivery Date, then Landlord will be responsible for Tenant's actual rent holdover costs charged under Tenant's current leases at 6985, 7027 and 7177 Miller Road until Landlord obtains the Temporary C of O, but only to the extent that such holdover costs (a) exceed the amount of monthly base rent paid by Tenant under such leases in September, and (b) do not exceed 50% of such monthly base rent ("Tenant's Holdover Costs"). If Landlord does not obtain the Temporary C of O on or before December 3, 2004, in addition to Tenant's Holdover Costs, Tenant shall receive two (2) days of rent abatement for each day after November 1, 2004 that Landlord has not obtained the Temporary C of O."

         8. Landlord shall use best efforts to complete the Asset Acceptance Parking Deck as soon as possible, with an estimated completion date on or before January 15, 2005. From November 10, 2004 until such parking deck is completed, Landlord shall at all times cause at least 500 surface level parking spaces to be available on the Property for Tenant employee parking. If Tenant needs more parking spaces during such time, Landlord will, at its sole cost, provide Tenant with shuttle service for its employees from mutually acceptable parking locations upon property owned by Landlord's affiliate located on George Merrelh Drive, during the following hours:

         Monday through Friday          7:00 a.m. until 9:00 p.m.

         Saturday                       As needed between
                                        8:00 a.m. until 12:30 p.m.

         9. Landlord agrees that Tenant may begin the assembly and installation of furniture, workstations and related items on the 3rd and 4th floor of the Asset Acceptance Building no later than October 18, 2004. Without limiting the foregoing right of Tenant and its vendors to assemble and install furniture, workstations and related items at any time, Tenant agrees that prior to November 1, 2004, the use of the elevators by the Tenant or its vendors shall be limited to the period commencing at 5:00 p.m. and ending at 6:00 am To the extent that Landlord has not yet received all necessary elevator certifications, all extra costs and liabilities associated therewith shall be borne by Landlord, including additional costs charged and/or mandated by Otis Elevator Company. In addition, if possible, Landlord, at Tenant's request, will provide (at Landlord's cost) a sky-lift to lift Tenant's furniture into the upper floor windows of the building. The foregoing entry rights are subject to Landlord's receipt of Tenant's insurance certificates in accordance with Section 8.01 of the Lease, as amended by Section 6 hereof. Prior to November 1, 2004, during all times that Tenant and/or its vendors are on site, Landlord, at its own expense, may hire a security company to patrol the Asset Acceptance Building for theft or damage. Tenant shall provide Landlord with reasonable notice prior to entering the Asset Acceptance Building so that Landlord may notify the security company.

         10. Tenant agrees that it shall pay Landlord's invoice number 1927 in the amount of Four Hundred Seventy Five Thousand and 00/100 Dollars in two equal installments of Two Hundred Thirty Seven Thousand Five Hundred and 00/100 Dollars. The first installment shall be paid on October 5, 2004 and the second installment shall be paid on October 11, 2004.

         11. In consideration of the foregoing provision, Landlord acknowledges and agrees that there are no delays as of the date of this Second Amendment, resulting in an Excused Delay which would extend the Delivery Date, and Landlord hereby releases, waives and disclaims the right to make any such claim for an Excused Delay as it relates to the Delivery Date.

         12. Landlord Guarantor hereby joins in this Second Amendment to acknowledge and agree that the terms of this First Amendment are also guaranteed in full under the Landlord Guaranty and that this First Amendment does not amend, modify or alter the Landlord Guarantor's obligation under the Landlord Guaranty. If Tenant shall make a demand under the Landlord Guaranty, the Landlord Guarantor shall be responsible for all of Landlord's obligations under this First Amendment and the Lease.

         13. Asset Acceptance Holdings LLC ("Tenant Guarantor") hereby joins in this Second Amendment to acknowledge and agree that the terms of this Second Amendment are also guaranteed in full under that certain Guaranty dated October 31, 2003 ("Tenant Guaranty"), and that this Second Amendment does not amend, modify or alter the Tenant Guarantor's obligation under the Tenant Guaranty. If Landlord shall make a demand under the Tenant Guaranty, the Tenant Guarantor shall be responsible for all of Tenant's obligations under this Second Amendment and the Lease.

         14. Except as amended hereby, the Lease, Landlord's Guaranty, and Tenant's Guaranty are restated and republished in their entirety and remain in full force and effect. To the extent that there are any conflicts or inconsistencies between the provisions contained in this Second Amendment and the provisions contained in the Lease, the provisions of this Second Amendment shall be deemed to be superseding and controlling.

IN WITNESS WHEREOF, the parties have executed this Second Amendment the date and year first above written,

                                           LANDLORD:

                                           VAN DYKE OFFICE LLC,
                                           a Michigan limited liability company

                                           By:  /s/ Lorenzo J. Cavaliere
                                                ------------------------
                                                Lorenzo J. Cavaliere
                                           Its: Manager

                                           TENANT:

                                           ASSET ACCEPTANCE, LLC,
                                           a Delaware limited liability company

                                           By:   /s/ Nathaniel F. Bradley IV
                                                 ---------------------------
                                                 Nathaniel F. Bradley IV
                                           Its:  President

                                           LANDLORD GUARANTOR:

                                           LORENZO JOHN CAVALIERE, LLC,
                                           a Michigan limited liability company

                                           By:  /s/ Lorenzo J. Cavaliere
                                                ------------------------
                                                Lorenzo J. Cavaliere
                                           Its: Manager

                                           TENANT GUARANTOR:

                                           ASSET ACCEPTANCE HOLDINGS, LLC,
                                           a Delaware limited liability company

                                           By:   /s/ Nathaniel F. Bradley IV
                                                 ---------------------------
                                                 Nathaniel F. Bradley IV
                                           Its:  President